                               POWER OF ATTORNEY

Know all by these presents, that the undersigned, Lynn Perkins, hereby constitutes and appoints Saiful Khandaker, the undersigned's true and lawful attorney in fact to:

1.  execute for and on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of FINTECH ECOSYSTEM DEVELOPMENT CORP.;

2.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or
    5, or other form or report, and timely file such form or report with the
    United States Securities and Exchange Commission and any other authority;
    and

3.  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-
    fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is FINTECH ECOSYSTEM
DEVELOPMENT CORP. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in FINTECH ECOSYSTEM DEVELOPMENT
CORP. securities, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorney-in-fact; provided, however, that this
Power of Attorney shall immediately terminate as to the foregoing attorney-in-
fact when such attorney-in-fact ceases to hold the position of either (1) Chief
Executive Officer, (2) attorney, or (3) General Counsel or Assistant General
Counsel of FINTECH ECOSYSTEM DEVELOPMENT CORP..

                            [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of September, 2021.

/s/ Lynn Perkins
----------------------------------------
Lynn Perkins

                     [Signature Page to Power of Attorney]